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                                                                   Exhibit 23.1


                             CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below of Intermedia Communications Inc., of our report dated February 2, 2000, with respect to the financial statements and schedule of Digex, Incorporated, included in the Annual Report (Form 10-K) of Digex, Incorporated for the year ended December 31, 1999 and also included in the Intermedia Communications Inc. Current Report on Form 8-K, filed with the Securities & Exchange Commission.

o (Form S-8 no. 33-64752 and Form S-8 no. 33-97720) pertaining to the Intermedia Communications of Florida, Inc. 1992 Stock Option Plan

o (Form S-8 no. 333-03955) pertaining to the Intermedia Communications of Florida, Inc. Long Term Incentive Plan

o (Form S-8 no. 333-32155) pertaining to the Intermedia Communications Inc. 1997 Equity Participation Plan and Stock Option Plan for the Benefit of Employees of DIGEX, Inc.

o (Form S-3 no. 33-99940) pertaining to the registration of warrants issued in connection with the 13.5% Senior Notes Due 2005 and common stock issuable upon exercise of such warrants

o (Form S-3 no. 333-33415) pertaining to the registration of Depositary Shares each representing a one-hundredth interest in a share of 7% Series D Junior Convertible Preferred Stock, 7% Series D Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series D Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depositary Shares and 7% Series D Junior Convertible Preferred Stock

o (Form S-3 no. 333-42999) pertaining to the issuance of Depositary Shares each representing a one-hundredth interest in a share of 7% Series E Junior Convertible Preferred Stock, 7% Series E Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series E Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depositary Shares and 7% Series E Junior Convertible Preferred Stock

o (Form S-3 no. 333-45019) pertaining to registration of $500,000,000 of Debt Securities, Preferred Stock, Depositary Shares and Common Stock

o (Form S-3 no. 333-46369) pertaining to the issuance of common stock in connection with the acquisition of the Long Distance Savers Group of companies

o (Form S-3 no. 333-49575) pertaining to the issuance of common stock in connection with the acquisition of National Telecommunications of Florida, Inc. and NTC, Inc.

o (Form S-4 no. 333-76363) pertaining to the registration of the Company's 9.5% Series B Senior Notes due 2009 and 12.25% Series B Senior Subordinated Notes due 2009

o (Form S-3 no. 333-62931) pertaining to the issuance of Depositary Shares each representing a one-hundredth interest in a share of 7% Series F Junior Convertible Preferred Stock, 7% Series F Junior Convertible Preferred Stock, Common Stock issuable as dividends or liquidated damages on the 7% Series F Junior Convertible Preferred Stock, Common Stock, and Common Stock issuable upon conversion of the Depositary Shares and 7% Series F Junior Convertible Preferred Stock.



                                                   Ernst & Young LLP
                                          ------------------------------------


Tampa, Florida
March 7, 2000